UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

2801 N Central Expressway
Suite 1600
Dallas, Texas		75204
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2024, the Board of Directors (the “Board”) of Wingstop Inc. (the “Company”) voted to increase the size of the Board from nine to ten members and elected Mr. Thomas R. Greco as a Class I director, effective immediately, to fill the new position authorized by the Board. The Board determined that Mr. Greco qualifies as “independent” in accordance with the rules of Nasdaq. Mr. Greco has been appointed a member of the Audit and Compensation Committees of the Board, effective December 16, 2024.

Mr. Greco will receive annual cash compensation of $80,000 for service on the Board, $5,000 for service on the Audit Committee and $5,000 for service on the Compensation Committee. In connection with his appointment, he was granted restricted stock with a value of approximately $56,274, representing the pro-rated value of the Company’s annual director grant, which shall vest on May 23, 2025.

In connection with Mr. Greco’s election, the Company and Mr. Greco will enter into the Company’s standard form of indemnification agreement with directors filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A on June 2, 2015.

Mr. Greco previously served as Director, President, Chief Executive Officer (CEO) of Advance Auto Parts, Inc., from April 2016 to September 2023. Prior to that, Mr. Greco served as CEO, Frito-Lay North America, a unit of PepsiCo, Inc., a leading global food and beverage company from 2011 to 2016. In this role, he was responsible for overseeing PepsiCo's snack and convenient foods business in both the U.S. and Canada. He served for 30 years in roles of increasing responsibility at PepsiCo. He also currently serves on the board of directors of Centene Corporation, Tapestry, Inc., the Sabra Dipping Company LLC and the non-profit American Heart Association.

There are no arrangements or understandings pursuant to which Mr. Greco has been elected as a director of the Company. There are no transactions in which Mr. Greco has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	December 18, 2024	By:	/s/ Albert G. McGrath
Senior Vice President